Exhibit 99.B(j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Partners, Inc.

We consent to the use of our reports dated February 29, 2008, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2008